Exhibit 99.01
Valero Energy Partners LP Reports First Quarter 2014 Results

SAN ANTONIO, May 14, 2014 - Valero Energy Partners LP (NYSE: VLP, the Partnership), today reported first quarter 2014 net income of $10.5 million, or $0.18 per limited partner unit. In the first full quarter of operations since the initial public offering in December 2013, the Partnership generated earnings before interest, income taxes, depreciation, and amortization (EBITDA) of $13.9 million and distributable cash flow of $13.6 million.
First quarter 2014 transportation and terminaling throughput revenues were $21.5 million versus first quarter 2013 revenues of $23.5 million. The decrease was primarily related to lower throughput volumes in the Memphis logistics system caused by harsh winter weather, which slowed product demand and crude oil supply, and unplanned downtime at the Valero Memphis Refinery. These decreases were partially offset by higher throughput volumes in the Lucas crude system.
Total operating expenses were $5.8 million, general and administrative expense was $2.6 million, and depreciation expense was $3.1 million. Combined, these expenses were $2.6 million greater than the first quarter of 2013 primarily due to higher planned maintenance and public company expenses.
As of March 31, 2014, the Partnership had $384 million in cash and cash equivalents. Including an undrawn $300 million revolving credit facility, the Partnership has $684 million of total liquidity.
“We completed our first full quarter of operations, and we are excited about our growth prospects,” said Chairman and Chief Executive Officer Joe Gorder.
On April 17, 2014, the Board of Directors (Board) of the Partnership’s general partner declared a quarterly cash distribution of $0.2125 per unit. Together with the general partner distributions, the total distribution will be $12.5 million.
Also on April 17, Bill Klesse stepped down from his position as director and Chairman of the Board, and the Board elected Joe Gorder, Valero Energy Partners’ Chief Executive Officer, to serve as Chairman. The Board also elected Lane Riggs to serve as a director. Mr. Riggs presently serves as Executive Vice President-Refining Operations and Engineering at Valero.
The Partnership’s senior management will host a conference call at 2 p.m. CT (3 p.m. ET) today to discuss this earnings release and provide an update on operations. A live broadcast of the conference call will be available on the Partnership’s web site at www.valeroenergypartners.com.
About Valero Energy Partners LP
Valero Energy Partners LP is a fee-based, growth-oriented, traditional master limited partnership formed by Valero Energy Corporation to own, operate, develop, and acquire crude oil and refined petroleum products pipelines, terminals, and other transportation and logistics assets. With headquarters in San Antonio, the Partnership’s assets include crude oil and refined petroleum products pipeline and terminal systems in the Gulf Coast and Mid-Continent regions of the United States that are integral to the operations of Valero’s refinery located in Port Arthur, Texas, its McKee refinery located in Sunray, Texas, and its refinery located in Memphis, Tennessee.

Contacts
Investors:
John Locke, Executive Director - Investor Relations, 210-345-3077
Karen Ngo, Manager - Investor Relations, 210-345-4574
Media:
Bill Day, Vice President - Communications, 210-345-2928
Safe-Harbor Statement
This release contains forward-looking statements within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership. Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission, including the Form S-1 and prospectus relating to the initial public offering of the Partnership’s common units and the Partnership’s annual report on Form 10-K for the year ended December 31, 2013. These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(In Thousands, Except per Unit Amounts, per Barrel Amounts, and Ratios)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Statement of income data (a):
Operating revenues – related party	$21,531	$23,478
Costs and expenses:
Operating expenses (b)	5,726	4,296
General and administrative expenses (c)	2,595	1,057
Depreciation expense (d)	3,058	3,469
Total costs and expenses	11,379	8,822
Operating income	10,152	14,656
Other income, net (e)	648	26
Interest expense (f)	(228)	(55)
Income before income taxes	10,572	14,627
Income tax expense	90	107
Net income	10,482	$14,520
Less: General partner’s interest in net income	210
Limited partners’ interest in net income	$10,272

Net income per limited partner unit (basic and diluted):
Common units	$0.18
Subordinated units	$0.18

Weighted-average number of limited partner units outstanding:
Common units – public (basic)	17,250
Common units – public (diluted)	17,252
Common units – Valero (basic and diluted)	11,540
Subordinated units – Valero (basic and diluted)	28,790

See Notes to Earnings Release on Table Page 5.

Table Page 1

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(In Thousands, Except per Unit Amounts, per Barrel Amounts, and Ratios)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating highlights:
Pipeline transportation:
Pipeline transportation revenues	$10,480	$14,206
Pipeline transportation throughput (BPD) (g)	574,512	591,702
Average pipeline transportation revenue per barrel (h)	$0.20	$0.27

Terminaling:
Terminaling revenues	$11,051	$4,197
Terminaling throughput (BPD)	438,836	132,240
Average terminaling revenue per barrel (h)	$0.28	$0.35

Storage revenues (i)	$—	$5,075

Total operating revenues – related party	$21,531	$23,478

Capital expenditures:
Maintenance	$864	$258
Expansion	—	907
Total capital expenditures	864	1,165
Less: Capital expenditures attributable to Predecessor (a)	—	1,165
Capital expenditures attributable to Partnership	$864	$—

Other financial information:
Quarterly distribution declared per unit	$0.2125	n/a
EBITDA attributable to Partnership (j)	$13,858	n/a
Distributable cash flow (j)	$13,565	n/a
Distribution declared:
Limited partner units – public	$3,667	n/a
Limited partner units – Valero	8,570	n/a
General partner units – Valero	250	n/a
Total distribution declared	$12,487	n/a
Coverage ratio (j)	1.09x	n/a

	March 31,	December 31,
	2014	2013
Balance sheet data (a):
Cash and cash equivalents	$383,859	$375,118
Total assets	664,321	656,442
Total capital lease obligations	3,788	4,127
Partners’ capital	649,910	641,591
Working capital	381,031	372,230

See Notes to Earnings Release on Table Page 5.

Table Page 2

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(In Thousands, Except per Unit Amounts, per Barrel Amounts, and Ratios)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Reconciliation of net income to EBITDA and distributable cash flow (j):
Net income	$10,482	$14,520
Plus:
Depreciation expense	3,058	3,469
Interest expense	228	55
Income tax expense	90	107
EBITDA	13,858	18,151
Less: Predecessor EBITDA prior to IPO on December 16, 2013 (a)	—	18,151
EBITDA attributable to Partnership	13,858	$—
Plus:
Adjustments related to minimum throughput commitments	32
Projects prefunded by Valero	775
Less:
Cash interest paid	236
Maintenance capital expenditures	864
Distributable cash flow	$13,565

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (j):
Net cash provided by operating activities	$16,322	$17,774
Plus:
Change in current assets and current liabilities	(2,771)	106
Amortization of fair value adjustment to capital lease obligations	90	109
Amortization of debt issuance costs	(82)	—
Unit-based compensation expense	(11)	—
Interest expense	228	55
Current income tax expense	82	107
EBITDA	13,858	18,151
Less: Predecessor EBITDA prior to IPO on December 16, 2013 (a)	—	18,151
EBITDA attributable to Partnership	13,858	$—
Plus:
Adjustments related to minimum throughput commitments	32
Projects prefunded by Valero	775
Less:
Cash interest paid	236
Maintenance capital expenditures	864
Distributable cash flow	$13,565

See Notes to Earnings Release on Table Page 5.

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VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(In Thousands, Except per Unit Amounts, per Barrel Amounts, and Ratios)
(Unaudited)

Comparison of ratio of net income attributable to partners divided by total distribution declared to coverage ratio (j):
Net income attributable to partners	$10,482	n/a
Total distribution declared	$12,487	n/a
Ratio of net income attributable to partners divided by total distribution declared	0.84x	n/a
Coverage ratio: Distributable cash flow divided by total distribution declared	1.09x	n/a
See Notes to Earnings Release on Table Page 5.

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VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

(a)
On December 16, 2013, Valero Energy Corporation (Valero) contributed certain crude oil and refined petroleum products pipelines, terminals, and other logistics assets (the Contributed Assets) to us and we completed the initial public offering (IPO) of 17,250,000 of our common units representing a 29.4 percent limited partner interest in us. Valero owns the 2 percent general partner interest and the remaining 68.6 percent limited partner interest in us.

The statement of income data for the three months ended March 31, 2013 reflects the results of operations of the Contributed Assets. References to this financial data are made with respect to Valero Energy Partners LP Predecessor (Predecessor), our predecessor for accounting purposes. The statement of income data for the three months ended March 31, 2014 and the balance sheet data as of March 31, 2014 and December 31, 2013 reflect the results of operations, assets, liabilities, and partners’ capital of Valero Energy Partners LP (Partnership, we, our, or us).

The Partnership’s results of operations may not be comparable to our Predecessor’s historical results of operations for the reasons described below:

•
Revenues. Our Predecessor generated revenues by providing fee-based transportation and terminaling services to Valero and by leasing certain crude oil and refined petroleum products storage capacity to Valero. Subsequent to the IPO, we entered into a master transportation services agreement and a master terminal services agreement with Valero with respect to our pipelines and terminals. Under these commercial agreements, the historical storage capacity lease arrangements were replaced with terminaling throughput fees. In addition, we began charging a terminaling throughput fee for crude oil delivered to our Lucas terminal for which we did not historically charge a throughput fee, and we revised the rates charged for transportation services provided by certain of our pipelines.

•
General and administrative expenses. Our Predecessor’s general and administrative expenses include direct charges for the management and operation of our logistics assets and certain expenses allocated by Valero for general corporate services, such as treasury, accounting, and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. Effective with the IPO, the Partnership pays a fee to Valero for the management of our operations and general corporate services. In addition, the Partnership incurs additional incremental general and administrative expenses as a result of being a separate publicly traded limited partnership.

(b)
The increase in operating expenses for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 is primarily due to $719,000 in higher maintenance expenses in 2014 at our Collierville and Lucas crude systems and our Memphis and Port Arthur products systems related to pipeline and tank inspection, cleaning, and repair work for regulatory compliance purposes. In addition, insurance expense increased $548,000 as a result of us acquiring our own insurance policies. Prior to being a separate publicly traded partnership, we were allocated a portion of Valero’s insurance costs.

(c)
The increase in general and administrative expenses for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 is due to $928,000 in incremental costs related to the management fee charged to us by Valero effective with the IPO and $610,000 of additional incremental costs of being a separate publicly traded limited partnership.

(d)
The decrease in depreciation expense for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 is primarily due to the write-off of the remaining net book value of $306,000 in 2013 associated with a tank at our Lucas crude system that was no longer in service.

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VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

(e)
The increase in other income, net for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 is primarily due to interest income (net of bank fees) of $298,000 earned on our cash and cash equivalents and incremental income of $345,000 from the sale of scrap metal in the three months ended March 31, 2014. Prior to the IPO, our Predecessor participated in Valero’s centralized cash management system; therefore, it held no cash or cash equivalents, and no interest income was allocated to our Predecessor by Valero.

(f)
The increase in interest expense for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 is primarily due to commitment fees and amortization of the debt issuance costs related to the Partnership’s revolving credit facility that was entered into upon the IPO.

(g)	Represents the sum of volumes transported through each separately tariffed pipeline segment.

(h)
Management uses average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by throughput for the period. Throughput can be derived by multiplying the throughput barrels per day (BPD) by the number of days in the period. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to revenues presented in accordance with U.S. generally accepted accounting principles (GAAP).

(i)
Prior to the IPO, our Predecessor leased some of our refined petroleum products and crude oil storage capacity to Valero. Subsequent to the IPO, under our commercial agreements with Valero, these storage capacity lease agreements were replaced with terminaling fees.

(j)
We define EBITDA as net income before income tax expense, interest expense, and depreciation expense. We define distributable cash flow as EBITDA less cash payments during the period for interest, income taxes, and maintenance capital expenditures, plus adjustments related to minimum throughput commitments and capital projects prefunded by Valero. We define coverage ratio as the ratio of distributable cash flow to the total distribution declared.

EBITDA, distributable cash flow, and coverage ratio are supplemental financial measures that are not defined under GAAP that management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded limited partnerships in the transportation and logistics industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income or net cash provided by operating activities presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities. EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because EBITDA may be defined differently by other companies in our

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VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

We use distributable cash flow to measure whether we have generated from our operations, or “earned,” an amount of cash sufficient to support the payment of the minimum quarterly distributions. Our partnership agreement contains the concept of “operating surplus” to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. Because operating surplus is a cumulative concept (measured from the IPO date, and compared to cumulative distributions from the IPO date), we use the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

We use the coverage ratio to reflect the relationship between our distributable cash flow and the total distribution declared. We have also provided the ratio of net income attributable to partners, the most directly comparable GAAP measure to distributable cash flow, to the total distribution declared.

Table Page 7